VOTE BY MAIL
1. Read the proxy statement.
2. Check the appropriate box(es) on
the reverse side of the proxy card.
PO Box 211230, Eagan, MN 55121-9984	3. Sign, date and return the proxy card
in the envelope provided.
VOTE ONLINE
	1.	Read the proxy statement and have
the proxy card at hand.
	2.	Go to:
www.proxyvotenow.com/touchstone
	3.	Follow the simple instructions.

VOTE BY PHONE

1. Read the proxy statement and have the proxy card at hand.

2. Call toll-free: 855-402-0891

3. Follow the simple instructions.

TOUCHSTONE DYNAMIC ALLOCATION FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 29, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder, having received Notice of the August 29, 2023 Special Meeting of Shareholders (the "Meeting") of the Touchstone Dynamic Allocation Fund (the "Fund"), a series of Touchstone Strategic Trust (the "Trust"), and the related Proxy Statement, hereby appoints Timothy S. Stearns, Terrie A. Wiedenheft, and Meredyth A. Whitford-Schultz as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Meeting to be held at the offices of the Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio 42502, on August 29, 2023 at 12:00 p.m. Eastern Time, and any adjournment or postponement thereof.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)

This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

TDAF_100188_0823

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be

held on August 29, 2023.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/touchstone2023

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE

REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board of Trustees of the Touchstone Dynamic Allocation Fund. It will be voted as specified. If no specification is made, this proxy shall be voted FOR the proposal. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

TO VOTE, MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS:
1. To approve an Agreement and Plan of Reorganization (the "Plan") between the Touchstone	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Dynamic Allocation Fund (the "Target Fund"), a series of the Touchstone Strategic Trust, and the
Touchstone Dynamic International ETF (the "Acquiring ETF"), a series of Touchstone ETF Trust, providing for (i) the transfer of all the assets of the Target Fund to the Acquiring ETF in exchange solely for shares of the Acquiring ETF and the assumption by the Acquiring ETF of all the liabilities of the Target Fund; (ii) the liquidating distribution of the Acquiring ETF's shares to the Target
Fund's shareholders in proportion to their holdings; and (iii) the termination of the Target Fund
(the "Reorganization").

TDAF_100188_0823